EXHIBIT 99.1

NETSOL TECHNOLOGIES MEETS REVENUE GUIDANCE OF $18.7 MILLION,
A 50 PERCENT INCREASE IN NET REVENUES FOR FISCAL 2006

Company Posts a 26 Percent Increase in Gross Profits for FYE 2006
as Acquisitions and Global Growth Dominate the Year

CALABASAS, CA - September 25, 2006 - NetSol Technologies, Inc.,“NetSol” (NASDAQ:NTWK), a multinational provider of enterprise software and services for equipment financing, today announced financial results for its fiscal year end, June 30, 2006.

“Fiscal year 2006 was an exciting time in the history of NetSol and significant in our success was the support of our long term investors and business partners,” said NetSol CEO Naeem Ghauri. “In year over year comparables, the company’s projected increase in net revenues is a positive indicator that our September 11, 2006 fiscal year 2007 guidance of approximately $30 million, a 60 percent increase in revenue growth, is on target.”

In fiscal year 2006, NetSol successfully integrated one acquisition in the U.K., completed the acquisition of
Silicon Valley-based McCue Systems, dramatically expanded the company’s global footprint, and our development center, NetSol Technologies, Ltd., achieved the rare honor of a CMMI Level 5 rating by the Carnegie Mellon University Software Engineering Institute, a gold standard placing NetSol in a very selective group of 100 preferred global software providers.

“The financial challenge of investing in global growth inevitably shows a reflection on certain aspects of a company’s bottom line,” commented NetSol CFO Tina Gilger. “Considering the time and resources spent on the following activities during the year, our acquisition of McCue Systems and CQ Systems, a natural disaster in one of our key operating areas in the second quarter, the hiring of more than 90 technical personnel, the creation of five new business divisions and, the opening of several new sales offices in emerging markets including the Peoples Republic of China, we remain very confident in our September guidance for strong revenue growth and improved margins in 2007.”

“The normal encumbrances of organic growth and the brand awareness campaigns for NetSol-U.K. and NetSol-U.S. combined with the expenses associated with enhancement procurements for the infrastructure of new operations, including our newly acquired development centers of CQ Systems in the U.K., and McCue Systems in the U.S., a support team in Beijing, China, and Adelaide, Australia, have produced some predictable short term losses,” said CFO Gilger. “The additional costs of maintaining our corporate governance at the highest standard through training and increased third party audits were also expected in positioning the company as a true global provider.”

2006 Fiscal Year End Highlights:

▪	Net revenues for the year ended June 30, 2006 were $18,690,412, as compared to $12,437,653 for the year ended June 30, 2005, an approximate 50 percent increase in net revenues year over year.

▪	Gross profit was $9,669,894 for the year ended June 30, 2006, as compared to $7,682,904 for the fiscal year 2005, a 26 percent increase in year over year comparables.

▪	Legacy applications: As the company sells more software licenses; management believes it is possible that the margins could increase as high as 70 percent.

▪	The cash payment of $1,968,339 to CQ Systems’ shareholders for the final payment of the acquisition was made on July 5, 2006.

“The dedication of NetSol management and financial resources in fiscal 2006 to grow beyond a regional presence in several countries to an enterprise provider that can service customers anywhere in the world has been a substantial task,” said NetSol Technologies Chairman, Najeeb U. Ghauri, “Having gained our new, hard-earned status in the world marketplace, we are now committed in fiscal 2007 to a solidification of our assets and a refinement of our operations that will increase profitability and shareholder value. NetSol is now a global solution provider, with regional solutions for our customers in North America, Europe and Asia Pacific.

NETSOL TECHNOLOGIES MEETS REVENUE GUIDANCE OF $18.7 MILLION,
A 50 PERCENT INCREASE IN NET REVENUES FOR FISCAL 2006

“NetSol is a strategic business partner for DaimlerChrysler Financial Services, which accounts for approximately 11 percent and 20 percent of revenue for our fiscal year end of 2006 and 2005, respectively, and Toyota Leasing which accounts for approximately 12 percent and 35 percent of revenue for our fiscal year end of 2006 and 2005, respectively,” continued Chairman Ghauri. “While increasing our revenues from these partners year over year, the acquisitions of CQ Systems and McCue Systems have provided NetSol with a wide diversification of customers that further secures our business and makes us less dependent on any single partner to produce revenues and income.

2006 Year to Date Highlights for NetSol:

▪	NetSol Chairman Najeeb U. Ghauri rings closing bell at NASDAQ before global audience.

▪	NetSol featured in Lehman Brothers analytical Computer Services Sector Report of August 15, 2006.

▪	NetSol integrates LeasePak at City National Bank.

▪	NetSol implements end to end LeaseSoft solutions at Toyota Leasing Thailand and signed a new license agreement with Toyota and Daimler offices in China.

▪
NetSol received coveted Level 5 rating by the Carnegie Institute honoring the company as a global preferred software provider. Less than 100 companies in the world have achieved this distinction including IBM, GE, and Microsoft.

▪	NetSol expands operations to include: the Peoples Republic of China, the United Kingdom, the United States, Pakistan, and penetrates new markets in South Africa, Europe, and the Asia-Pacific rim.

▪	NetSol Technologies, Ltd. in Pakistan launched five new divisions to leverage its position and gain from the expansion of IT services due to privatization and economic growth.

▪	NetSol founders purchase shares of stock in the open market.

▪	NetSol acquires McCue Systems in the U.S.

▪	NetSol integrates CQ Systems acquisition of 2005 into daily operations

▪	NetSol assembles a formidable and highly seasoned management team across the globe both through acquisitions and new hiring

▪	NetSol attracted five new institutional investors representing approximately15 percent ownership in the company.

▪
NetSol’s Technology Campus, inaugurated in Lahore, Pakistan in May 2004, which consists of 50,000 square feet of computer and general office space dedicated for IT and software development (the first of its kind in Pakistan), signed a strategic alliance agreement with the IT ministry of Pakistan to convert the technology campus into a technology park.

Netsol FYE and 4th Quarter Conference Call

NetSol management will host a conference call to discus the fiscal fourth quarter of 2006, the fiscal year end of 2006, and the company’s mission statement for fiscal 2007 on Monday, September 25, at 11:00 a.m. Eastern (EDT). Shareholders and members of the investment community are invited to participate in the call. The conference call dial-in number for U.S. callers is toll-free 888.802.8579. The conference call dial-in number for international callers is 973.633.6740. The passcode is 7805813.

NETSOL TECHNOLOGIES MEETS REVENUE GUIDANCE OF $18.7 MILLION,
A 50 PERCENT INCREASE IN NET REVENUES FOR FISCAL 2006

An audio replay of the conference call will be available from September 25 through October 2, 2006. To access the audio replay, U.S. callers can dial 877.519.4471 and international callers can dial 973.341.3080. The replay pin code is 7805813. Additionally, this call is being webcast by ViaVid Communications and can be accessed at NetSol's web site, www.netsoltek.com or http://viavid.net/dce.aspx?sid=00003544 .

About NetSol Technologies, Inc.

NetSol Technologies is a U.S.-based multinational provider of enterprise software and services for equipment finance. Headquartered in Calabasas, CA, NetSol Technologies, Inc. operates on a global basis with locations in the U.S., Europe, East Asia and Asia Pacific, including: London, Los Angeles, San Francisco, Sydney, Beijing, Toronto, and Lahore, Pakistan.

The Netsol family of products includes: the LeaseSoft Contract Management System, LeaseSoft Credit Application Processing, LeaseSoft Wholesale Finance System, LeaseSoft Premium Finance System, LeaseSoft EPO system, and the LeasePak system. NetSol clients include: Motorola, CitiGroup, BMW, Toyota, Yamaha, Quest Communications, and Investec. Netsol’s largest customer: Daimler-Chyrsler Services, a division of Daimler-Chrysler, the worlds’ fifth largest carmaker, ranks NetSol as a preferred vendor in 40-plus countries.

NetSol Technologies helps its clients identify, evaluate and implement technology solutions to meet their strategic business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol Technologies delivers high-quality, cost-effective equipment finance portfolio management solutions and IT services ranging from consulting and application development to systems integration and outsourcing. NetSol Technologies' commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMMl (Capability Maturity Model) Level 5 assessment. For more information, visit NetSol Technologies' web site at www.netsoltek.com.

CONTACTS:

Investor Relations Counsel:	NetSol Technologies Inc:
Marty Tullio	Najeeb U. Ghauri, Chairman, or Tina Gilger, CFO
McCloud Communications, LLC	818.222.9195
949.553.9748	najeeb@netsoltek.com
marty@McCloudCommunications.com	tina@netsoltek.com

Securities Exchange Act of 1934

This release is comprised of inter-related information that must be interpreted in the context of all the information provided; accordingly, care should be exercised not to consider portions of this release out of context. This release is provided in compliance with Commission Regulation FD and contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance, are not statements of historical fact and may be "forward-looking statements." Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward-looking statements in this action may be identified through the use of words such as "expects," "will," "anticipates," "estimates," "believes," or statements indicating certain actions "may," "could," or "might," occur. Such statements reflect the current views of NetSol Technologies with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed or expected. NetSol Technologies does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.
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TABLES FOLLOW

NETSOL TECHNOLOGIES MEETS REVENUE GUIDANCE OF $18.7 MILLION,
A 50 PERCENT INCREASE IN NET REVENUES FOR FISCAL 2006

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES

	For the Years Ended June 30,
	2006	2005
Revenues:
Licence fees	$5,192,371	$5,146,175
Maintenance fees	2,444,075	1,040,733
Services	11,053,966	6,250,745
Total revenues	18,690,412	12,437,653
Cost of revenues:
Salaries and consultants	6,117,886	2,829,552
Travel and entertainment	756,880	560,265
Communication	129,741	76,347
Depreciation and amortization	733,370	474,003
Other	1,282,641	814,582
Total cost of sales	9,020,518	4,754,749
Gross profit	9,669,894	7,682,904
Operating expenses:
Selling and marketing	1,789,349	782,488
Depreciation and amortization	2,286,678	1,564,562
Settlement costs	15,953	43,200
Bad debt expense	30,218	13,118
Salaries and wages	2,557,648	2,022,183
Professional services, including non-cash
compensation	607,706	604,192
General and adminstrative	2,641,689	1,588,456
Total operating expenses	9,929,241	6,618,199
Income from operations	(259,347)	1,064,705
Other income and (expenses)
Loss on sale of assets	(35,090)	(2,082)
Beneficial conversion feature	(14,389)	(209,848)
Fair market value of warrants issued	(21,505)	(255,130)
Gain on forgiveness of debt	8,294	404,136
Interest expense	(442,887)	(215,861)
Interest income	280,276	22,248
Other income and (expenses)	191,736	(23,354)
Income taxes	(106,021)	(10,416)
Total other expenses	(139,586)	(290,307)
Net income (loss) before minority interest in subsidiary	(398,933)	774,398
Minority interest in subsidiary	(954,120)	(111,073)
Net income (loss)	(1,353,053)	663,325
Other comprehensive (loss)/gain:
Translation adjustment	101,031	(282,129)
Comprehensive income (loss)	$(1,252,022)	$381,196

Net income per share:
Basic	$(0.09)	$0.06
Diluted	$(0.09)	$0.04
Weighted average number of shares outstanding
Basic	14,567,007	11,597,625
Diluted	14,567,007	14,776,323

NETSOL TECHNOLOGIES MEETS REVENUE GUIDANCE OF $18.7 MILLION,
A 50 PERCENT INCREASE IN NET REVENUES FOR FISCAL 2006

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET — JUNE 30, 2006
(AUDITED)

ASSETS
Current assets:
Cash and cash equivalents	$2,493,768
Certificates of deposit	1,739,851
Restricted cash	4,533,555
Accounts receivable, net of allowance for doubtful accounts of $106,090	6,171,331
Revenues in excess of billings	4,469,069
Other current assets	2,822,869
Total current assets		22,230,443
Property and equipment, net of accumulated depreciation		6,472,038
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	5,120,213
Customer lists, net	3,109,548
Goodwill	6,092,906
Total intangibles		14,322,667
Total assets		$43,025,148

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$4,852,141
Current portion of notes and obligations under capitalized leases	768,935
Other payables - acquisitions	4,086,204
Billings in excess of revenues	1,094,013
Due to officers	90,767
Loans payable, bank	662,800
Total current liabilities		11,554,860
Obligations under capitalized leases, less current maturities		183,168
Convertible notes payable - net		3,505,137
Total liabilities		15,243,165
Minority interest		1,637,045
Commitments and contingencies		-

Stockholders' equity:
Common stock, $.001 par value; 45,000,000 share authorized;
16,160,875 issued and outstanding	16,161
Additional paid-in-capital	57,106,542
Treasury stock	(10,194)
Accumulated deficit	(31,672,041)
Stock subscription receivable	(299,250)
Common stock to be issued	1,749,979
Capitalized finance costs of debt	(326,599)
Other comprehensive loss	(419,660)
Total stockholders' equity		26,144,938
Total liabilities and stockholders' equity		$43,025,148

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